Exhibit 4.4

Execution Copy

AMENDMENT NO. 3

TO THE RESTRUCTURING AGREEMENT

AMENDMENT NO. 3 dated as of October 31, 2002 to the RESTRUCTURING AGREEMENT dated as of June 27, 2001 (as heretofore modified, supplemented and amended and in effect on the date hereof, the "Restructuring Agreement") among SAVIA, S.A. de C.V., a Mexican limited liability company (sociedad anónima de capital variable) ("Savia"), INDUSTRIAL CAPITAL LLC ("Industrial Capital"), the CREDITORS party thereto and JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent.

WHEREAS, Savia has requested that the Final Maturity Date be extended by 36 days, to December 6, 2002; and

WHEREAS, as a condition to the effectiveness of this Amendment, Savia shall pay accrued and unpaid interest from August 1, 2002 through October 31, 2002 owing to each Creditor (excluding Pulsar) under the Restructuring Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Restructuring Agreement has the meaning assigned to such term in the Restructuring Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Restructuring Agreement shall, after this Amendment becomes effective, refer to the Restructuring Agreement as amended hereby.

Section 2. Extension of Final Maturity Date. Section 2.03 of the Restructuring Agreement shall be amended in its entirety to read as follows:

"Section 2.03. Maturity of Notes. Each Credit shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on December 6, 2002 (or if such date is not a Business Day, the next preceding Business Day) (the "Final Maturity Date")."

Section 3. Payment of Interest. Section 2.05(d) of the Restructuring Agreement shall be amended by replacing in its entirety clause (ii) thereof with the following:

"(ii) during the period from April 30, 2002 to the Final Maturity Date, on the last day of the Interest Period ending on the last Business Day in July 2002 (but only with respect to accrued interest for the Interest Period ending on such date and the two immediately preceding Interest Periods), on the last day of the Interest Period ending on the last Business Day in October 2002 (but only with respect to accrued interest for the Interest Period ending on such date and the two immediately preceding Interest Periods and excluding interest owing to Pulsar for such periods) and on the Final Maturity Date and"

Section 4. Representations of Savia. Savia represents and warrants that (i) each of the representations and warranties of Savia set forth in Article 4 of the Restructuring Agreement is true and correct on and as of the Amendment Effective Date and (ii) no Default shall have occurred and be continuing on such date.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Effectiveness; Counterparts. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have received (i) a payment from Savia for the account of each Creditor in respect of the accrued and unpaid interest from and including August 1, 2002 through and including October 31, 2002 (excluding any such amounts owing to Pulsar) under the Restructuring Agreement and (ii) a counterpart hereof from each of Savia, Industrial Capital and each Creditor signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7. Continuing Force and Effect. Except as amended pursuant to this Amendment, all of the provisions of the Financing Documents shall remain in full force and effect without waiver or modification.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.3 to be duly executed and delivered as of the day and year first above written.

 SAVIA, S.A. de C.V.
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

INDUSTRIAL CAPITAL, LLC
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

CREDITORS:

JPMORGAN CHASE BANK
By: _______________________________
Name:
Title:

BANK OF AMERICA, N.A.
By: _______________________________
Name:
Title:

PULSAR INTERNACIONAL, S.A. DE C.V.
By: _______________________________
Name:
Title:

CONJUNTO ADMINISTRATIVO INTEGRAL,S.A. DE C.V.
By: _______________________________
Name:
Title:

BBVA BANCOMER, S.A.
By: _______________________________
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA,S.A.
By: _______________________________
Name:
Title:

BANCO NACIONAL DE MEXICO, S.A.
By: _______________________________
Name:
Title:

BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

EUROAMERICAN CAPITAL CORPORATION LTD
By: _______________________________
Name:
Title:

AGENTS: JPMORGAN CHASE BANK, as Administrative Agent By: _______________________________ Name: Title: JPMORGAN CHASE BANK, as Collateral Agent By: _______________________________ Name: Title: